July 2, 1998



Arizona Public Service Company
400 North Fifth Street
Phoenix, Arizona  85004

Ladies and Gentlemen:

         Reference is made to (a) your proposed offering of up to $400,000,000 of your Securities (the "Securities"), as contemplated by the combined prospectus contained in the Registration Statement (the "Registration Statement") on Form S-3 to be filed by you on July 2, 1998, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), which Securities include (i) $350,000,000 of New Bonds, Senior Notes, or Debt Securities (as such terms are defined in the Registration Statement), or any combination thereof, to be registered pursuant to the Registration Statement, (ii) $50,000,000 of New Bonds, Senior Notes, or Debt Securities, or any combination thereof, previously registered under Registration No. 333-27551; and (b) any registration statement registering additional Securities pursuant to Rule 462(b) of the Act that relates to the Registration Statement (the "Rule 462(b) Registration Statement").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by your officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.

         Based on the foregoing, it is our opinion that after (i) the Registration Statement, and the Rule 462(b) Registration Statement, if applicable, shall have become effective, (ii) all required regulatory approvals have been obtained, and (iii) you shall have entered into one or more underwriting or distribution agreements with respect to the Securities then to be offered and the initial public offering price for each of such Securities and the discounts therefrom and commission therefor shall have been determined in accordance with such underwriting or distribution agreements, pursuant to the authorization of your Board of Directors and the applicable order of the Arizona Corporation Commission, then, when (i) the Securities have been issued, sold, executed, authenticated, and delivered, and (ii) the purchase price therefor has been paid to you as contemplated in the Registration Statement and the Rule 462(b) Registration Statement, if applicable
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Arizona Public Service Company
July 2, 1998
Page 2



(including the Exhibits thereto), and in any relevant amendment thereto or in any Rule 424 supplement to the prospectus contained in the Registration Statement, the Securities will be validly issued and will constitute legal, valid, and binding obligations of you except as the same may be limited by (a) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally, or by equitable principles that limit the right to specific performance or otherwise limit remedial action or the enforcement of the security provided for the Securities,
(b) the necessity for compliance with the statutory procedural requirements governing the exercise of remedies by a secured creditor, and (c) the qualification that certain waivers, procedures, remedies, and other provisions of the Securities may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in our opinion substantially prevent the practical realization of the benefits thereof. In giving the above opinion, we have assumed that the law of the jurisdiction or jurisdictions that govern the Securities is substantially the same as the law of the State of Arizona.

         Consent is hereby given to the use of this opinion as part of the Registration Statement, and the Rule 462(b) Registration Statement, if applicable, and to the use of our name wherever it appears in said Registration Statement, the related prospectus, and the Rule 462(b) Registration Statement, if applicable.

                                           Very truly yours,


                                           Snell & Wilmer L.L.P.
                                           Snell & Wilmer L.L.P.